UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2021

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234			52-0845774
(Commission File Number)			(IRS Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 300,	Columbia	MD	21044
(Address of Principal Executive Offices)			(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2021, GP Strategies Corporation (the “Company”), a Delaware corporation, entered into an asset purchase agreement (the “Purchase Agreement”) with Toshiba America Energy Systems Corporation, a Delaware corporation (“Buyer”), pursuant to which the Company has agreed to sell substantially all of its assets and liabilities related to the EtaPRO business (the “Business”) to Buyer and certain of its affiliates (such contemplated sale, the “Transaction”). The purchase price for the Transaction is approximately $40 million in cash, subject to certain closing and post-closing purchase price adjustments set forth in the Purchase Agreement and an indemnity escrow of $4 million.

The Purchase Agreement contains customary representations, warranties and covenants (including non-competition requirements applicable to the Company and certain of its subsidiaries). The Transaction is expected to close by the end of the third quarter of 2021, subject to the satisfaction of customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and Buyer. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule provided by Company to the Buyer in connection with the signing of the Purchase Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between the Buyer and Company rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts about the Company, the Business or Buyer.

Item 7.01 Regulation FD Disclosure

On May 10, 2021, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of this section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1*	Asset Purchase Agreement, dated as of May 8,, 2021, by and between GP Strategies Corporation and Toshiba America Energy Systems Corporation.
99.1	Press release dated May 10, 2021.
104	The cover page from GP Strategies Corporation 8-K filed on May 10, 2021, formatted in Inline XBRL.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: May 10, 2021	/s/ Michael R. Dugan
Michael R. Dugan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of May 8, 2021, by and between GP Strategies Corporation and Toshiba America Energy Systems Corporation.
99.1	Press release dated May 10, 2021.
104	The cover page from GP Strategies Corporation 8-K filed on May 10, 2021, formatted in Inline XBRL.